UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 23, 2011
Date of Report (Date of earliest event reported)

DENARII RESOURCES INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53389	98-0491567
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

711 S. Carson Street, Ste # 4 Carson City, Nevada	89701
(Address of principal executive offices)	(Zip Code)

949-335-5159
Registrant’s telephone number, including area code

n/a
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.03 AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGES IN FISCAL YEAR

On April 25, 2011, the Board of Directors and the shareholders holding a majority of the total issued and outstanding shares of common stock of Denarii Resources, Inc., a Nevada corporation, (the “Company”), approved an increase in the authorized capital of the Company to five hundred million (500,000,000) shares of common stock, par value $0.001 (the “Increase in Authorized Capital”). Therefore, on May 23, 2011, 2011, the Company filed an amendment to its articles of incorporation with the Nevada Secretary of State regarding  the Increase in Authorized Capital (the “Amendment”).

The Board of Directors considered certain factors regarding the Increase in Authorized Capital including, among others, the following: (i) establishing a proper market value for the Company and its shares and increasing the potential marketability of its common stock; and (ii) increasing the opportunities for the Company to engage in successful financing arrangements with a proper market cap.

The amendment will not affect the number of the Company’s issued and outstanding common shares.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01  Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

3.01 Certificate of Amendment to Articles of Incorporation of Denarii Resources Inc., daed May 23, 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENARII RESOURCES INC.

DATE: June 22, 2011	By:	/s/ Dr. Stewart Jackson
Name: Dr. Stewart Jackson
Title: President/Chief Executive Officer

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